Exhibit 35.2

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2014-3 for the fiscal year ended December 31, 2016 (the “Report”), the undersigned, a duly authorized officer of Santander Consumer International Puerto Rico LLC (the “Subservicer”), does hereby certify and represent that:

1.	A review of the activities and performance of the Subservicer under the Sale and Servicing Agreement, dated as of June 18, 2014, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2014-3 and U.S. Bank National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.	To the best of my knowledge, based on such review, the Subservicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

SANTANDER CONSUMER INTERNATIONAL PUERTO RICO LLC

By:	/s/ Troy Miller
Name:	Troy Miller
Title:	President
Date:	March 30, 2017